Exhibit 10.1

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (“Agreement”) made and entered into this 31st day of March, 2005 (the “Effective Date”) by and between THE HANKIN GROUP, a Pennsylvania general partnership (hereinafter called “Landlord”), and VIROPHARMA INCORPORATED, a Pennsylvania corporation (hereinafter called “Tenant”).

BACKGROUND:

A. Landlord and Tenant have entered into a certain Lease For Combination Office/Warehouse Space at Eagleview Corporate Center dated July 21, 1997 (the “Lease”) with respect to the building located at 405 Eagleview Boulevard, Uwchlan Township, Pennsylvania, as more particularly described in the Lease (the “Premises”).

B. The Initial Term of the Lease expires March 31, 2008.

C. Tenant has vacated the Premises and Landlord now desires to execute a new lease (the “Isolagen Lease”) with Isolagen, Inc. (“Isolagen”).

D. Landlord and Tenant desire to enter into this Agreement to provide for a termination of the Lease upon the terms set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined shall have the same meanings ascribed to such terms in the Lease.

2. Lease Terminated.

The Initial Term of the Lease shall expire on March 31, 2005 (the “Lease Termination Date”) as though such date were the date originally set forth in the Lease as its expiration date, and any renewal or extension options shall be null and void. No later than the Lease Termination Date, Tenant shall vacate and surrender the Premises to Landlord in accordance with Section 16 of the Lease in a broom clean condition free of its personal property, provided, however, Tenant shall not be required to remove any Tenant Alterations presently installed in the Premises but shall be allowed to remove all signs located at or about the Leased Space.

3. Representations and Warranties.

(a) Landlord represents and warrants to Tenant that Landlord has not assigned its interest in the Lease and that Landlord has the full power and authority to enter into this Agreement and to perform its obligations hereunder without the authorization or consent of any person or entity which has not already been obtained.

(b) Tenant represents and warrants to Landlord that Tenant has not assigned or sublet its interest in the Lease and that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder without the consent or approval of any other person or entity which has not already been obtained.

4. Releases.

(a) Effective as of the Lease Termination Date, Landlord does hereby remise, release and forever discharge Tenant, its successors and assigns, from all obligations and liability under the Lease except as set forth in this Agreement and Landlord hereby agrees that, as of the Lease Termination Date, the Lease is hereby cancelled, null and void and of no further force or effect.

(b) Effective as of the Lease Termination Date, Tenant does hereby remise, release and forever discharge Landlord, its successors and assigns, from all obligations and liability under the Lease except as set forth in this Agreement and Tenant hereby agrees that, as of the Lease Termination Date, the Lease is hereby cancelled, null and void and of no further force or effect.

5. Consideration Payable to Landlord for Lease Termination. In consideration of and as a condition to Landlord’s agreement to terminate the Lease and all obligations thereunder other than as provided in Section 7 below, Tenant shall pay to Landlord the sum of $976,045.42 (the “Lease Termination Fee”). The Lease Termination Fee less the Deposit shall be paid to Landlord by wire transfer of immediately available funds within one (1) business day following the Effective Date of this Agreement.

6. Security Deposit. In accordance with Section 36 of the Lease, Landlord currently holds a security deposit from Tenant in the amount of Forty-Five Thousand Eight Hundred Ninety-Nine Dollars and Thirty-Three Cents ($45,899.33) (the “Deposit”). Tenant shall be entitled to a credit against the Lease Termination Fee in the amount of the Deposit.

7. Environmental Indemnity. Notwithstanding anything to the contrary stated herein, Tenant acknowledges and agrees that its obligations arising under subparagraphs 5(b)(iii) and 5(b)(iv) of the Lease shall survive the Lease Termination Date. Furthermore, in the event Isolagen executes the Isolagen Lease, Isolagen shall be entitled to exercise the rights and shall be entitled to all the benefits granted to Landlord under subparagraphs 5(b)(iii) and 5(b)(iv) of the Lease as if Isolagen were the Landlord thereunder. The rights granted Isolagen shall not be in derogation of and shall not release Tenant of its obligations to Landlord under such subparagraphs.

8. Indemnity. Notwithstanding anything to the contrary stated herein, Tenant acknowledges and agrees that its obligations arising under subparagraph 17(a) of the Lease shall survive the Lease Termination Date.

9. Memorandum of Lease Termination. Simultaneously herewith, Tenant shall execute, acknowledge and deliver its Memorandum of Lease Termination Notice and Memorandum of Purchase Option Termination in recordable form in the form attached hereto as Exhibit A and Exhibit B.

10. No Subsequent Adjustments. Landlord and Tenant acknowledge that Tenant’s payment of the Lease Termination Fee shall satisfy all of Tenant’s obligations to pay Minimum Annual Rent, Additional Rent and all other charges accrued and outstanding for the period up to and including the Lease Termination Date.

11. Captions. The captions preceding the various paragraphs of this Agreement have been inserted solely for convenience of reference and shall not be used in construing this Agreement.

12. Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

13. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original hereof. This Agreement may be executed by the parties by facsimile signatures, and such facsimile signatures shall be binding upon the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first set forth above.

THE HANKIN GROUP

By:	/s/ Robert S. Hankin
ROBERT S. HANKIN,
GENERAL PARTNER

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Vincent J. Milano,
Chief Financial Officer

JOINDER

Isolagen, Inc. has executed this Joinder to acknowledge its rights as set forth in Section 7 of this Agreement.

ISOLAGEN, INC.

Date: 4/6/05	By:	/s/ Robert Bitterman
CEO and President

EXHIBIT A

MEMORANDUM OF LEASE TERMINATION NOTICE

THIS MEMORANDUM OF LEASE TERMINATION NOTICE (“Termination”) is made as of this 31st day of March, 2005, by and between THE HANKIN GROUP (“Landlord”) and VIROPHARMA INCORPORATED (“Tenant”).

WHEREAS, Landlord, as landlord and Tenant, as tenant, entered into that certain Lease for Combination Office/Warehouse Space dated July 21, 1997, (as amended, the “Lease”) with respect to the Land described in Schedule A hereto and the Building and other improvements thereon located at 405 Eagleview Boulevard, Eagleview Corporate Center, Route 100 Lionville, Uwchlan Township, Chester County, Pennsylvania, which Lease is evidenced by a Memorandum of Lease dated July 21, 1997 and recorded in the Office of the Recorder of Deeds of Chester County, Pennsylvania (the “Recorder’s Office”) in Deed Book 4213, Page 444 (the “Memorandum”).

WHEREAS, the Lease (including, but not limited to, renewal option, space reservation and expansion option and right of first refusal (the “Rights”) as each such term is defined in the Lease) has terminated.

WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Lease (including, but not limited to, the Rights) is terminated and null and void and the Memorandum is of no further force and effect.

NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Lease, including but not limited to, the Rights is hereby terminated and released and the Memorandum is of no further force or effect.

2. The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder’s Office.

IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

LANDLORD:

THE HANKIN GROUP

By:	/s/ Robert S. Hankin
ROBERT S. HANKIN,
GENERAL PARTNER

TENANT:

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Vincent J. Milano,
Chief Financial Officer

EXHIBIT B

MEMORANDUM OF PURCHASE OPTION TERMINATION NOTICE

THIS MEMORANDUM OF PURCHASE TERMINATION NOTICE (“Termination”) is made as of this 31st day of March, 2005, by and between THE HANKIN GROUP (“Landlord”) and VIROPHARMA INCORPORATED (“Tenant”).

WHEREAS, Landlord, as landlord and Tenant, as tenant, entered into that certain Lease for Combination Office/Warehouse Space dated July 21, 1997, (as amended, the “Lease”) with respect to the Land described in Schedule A hereto and the Building and other improvements thereon located at 405 Eagleview Boulevard, Eagleview Corporate Center, Route 100 Lionville, Uwchlan Township, Chester County, Pennsylvania, which Lease is evidenced by a Memorandum of Lease dated July 21, 1997 and recorded in the Office of the Recorder of Deeds of Chester County, Pennsylvania (the “Recorder’s Office”) in Deed Book 4213, Page 439 (the “Memorandum”).

WHEREAS, pursuant to the Lease, Tenant was granted an option to purchase the Land (the “Right”).

WHEREAS, the right has terminated.

WHEREAS, this Termination is entered into for the purpose of setting forth upon the public record that the Right is terminated and null and void and the Memorandum is of no further force and effect.

NOW THEREFORE, for good and valuable consideration, each to the other in hand paid, the parties hereto, intending to be legally bound hereby, agree as follows:

3. The Lease, including but not limited to, the Right is hereby terminated and released and the Memorandum is of no further force or effect.

4. The parties hereto acknowledge that this Termination is intended to be recorded in the Recorder’s Office.

IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

LANDLORD:

THE HANKIN GROUP

By:	/s/ Robert S. Hankin
ROBERT S. HANKIN,
GENERAL PARTNER

TENANT:

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Vincent J. Milano,
Chief Financial Officer